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                                                                      EXHIBIT 21


                         HORSESHOE GAMING HOLDING CORP.
                         SUBSIDIARIES OF THE REGISTRANT



SUBSIDIARY                                                STATE OF INCORPORATION
----------                                                ----------------------
Horseshoe Gaming, L.L.C. (1)                                     Delaware
Horseshoe Gaming, Inc.                                           Nevada
Horseshoe GP, Inc. (2)                                           Nevada
New Gaming Capital Partnership (3)                               Nevada
Horseshoe Entertainment L.P.                                     Louisiana
Bossier City Land Corporation (4)                                Louisiana
Robinson Property Group, Limited Partnership                     Mississippi
Horseshoe Ventures (5)                                           Nevada
Red Oak Insurance Company Ltd. (6)                               Barbados


(1) Horseshoe Gaming, L.L.C. owns 8.08% Limited Partnership interest in Horseshoe Entertainment.

(2) 100% owned by Horseshoe Gaming, L.L.C. and is the 1% General Partner of both New Gaming Capital Partnership and Robinson Property Group Limited Partnership.

(3) New Gaming Capital Partnership is the 89% General Partner and a 2.92% Limited Partner of Horseshoe Entertainment L.P.

(4)  Bossier City Land Corporation is 100% owned by Horseshoe Entertainment.

(5)  Horseshoe Ventures is owned 50% by Horseshoe Gaming, L.L.C.

(6)  Red Oak Insurance Company Ltd is owned 100% by Horseshoe Gaming, L.L.C.